Exhibit 99.1

WebMediaBrands Inc. Reports Financial Results
For Its Fourth Quarter and Full Year Ended December 31, 2010;
Fourth Quarter Revenues Increase 62%; Annual Revenues Increase 47%

(New York, NY – March 2, 2011) -- WebMediaBrands Inc. (Nasdaq: WEBM) today reported financial results for the quarter and full year ended December 31, 2010.

Revenues for the fourth quarter of 2010 were $2.7 million compared to revenues of $1.7 million for the same period in 2009. Revenues from online job board postings, online advertising sales and trade shows were up 65%, 36% and 321%, respectively, compared to the same period last year.  Loss from continuing operations was $465,000 during the fourth quarter of 2010 compared to a loss of $13.2 million during the same period in 2009.

Revenues for the full year of 2010 were $9.0 million compared to revenues of $6.1 million for the same period in 2009. Revenues from online job board postings, online advertising sales and trade shows were up 79%, 77% and 114%, respectively, compared to 2009. Operating expenses, excluding impairment, for the full year of 2010 were $13.8 million compared to $19.2 million during 2009, and loss from continuing operations was $5.0 million for the full year of 2010 compared to a loss of $33.6 million during 2009.

“Year-over-year and sequential quarterly revenue growth were the continuing story for our company during the fourth quarter, demonstrating the strength of our growing community. Our social media and traditional media content drives readers to our related services, including our online job board, trade shows, advertising and online education,” stated Alan M. Meckler, Chairman and CEO of WebMediaBrands, Inc.  “We plan to make additional acquisitions and to organically add to our offerings this year and expect that these investments will show positive results in both the short and long term,” added Meckler.

During the fourth quarter, WebMediaBrands announced the acquisition of the 10000Words.net blog and the TVSpy.com website. WebMediaBrands also announced the launch of its AllFacebook Services Directory and the launch of its AllTwitter blog.

In November 2010, Quinstreet, Inc. paid WebMediaBrands $1.7 million to satisfy the final terms of the sale of the assets of its Internet.com business, which resulted in a one-time gain of $2.0 million during the fourth quarter of 2010.

In December 2010, WebMediaBrands closed on the sale of its property in Peoria, Illinois for $1.5 million in cash, net of closing costs.

WebMediaBrands Inc. 4th Quarter 2010 Financial Results Conference Call Alert

WebMediaBrands Inc. invites you to participate in its conference call reviewing 2010 fourth quarter results on Wednesday, March 2, 2011 at 5:00 pm EDT.

The conference call number is 888-634-7543 for domestic participants and 719-325-2370 for international participants; confirmation code “5268790.”   Please call five minutes in advance to ensure that you are connected prior to the presentation. The conference call replay will be available until Monday, March 7, 2011. Replay call numbers are 888-203-1112 for domestic participants and 719-457-0820 for international participants; confirmation code “5268790.”

WebMediaBrands Inc.
Unaudited Consolidated Condensed Statements of Operations
For the Three Months and Year Ended December 31, 2009 and 2010
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2010	2009	2010
Revenues	$1,659	$2,687	$6,103	$8,987

Cost of revenues	1,116	1,782	4,217	5,787
Advertising, promotion and selling	409	405	1,759	1,828
General and administrative	1,690	1,288	11,272	5,578
Depreciation	183	88	698	438
Amortization	103	57	333	191
Impairment	12,634	—	13,296	319
Restructuring charge	—	—	876	—
Total operating expenses	16,135	3,620	32,451	14,141

Operating loss from continuing operations	(14,476)	(933)	(26,348)	(5,154)
Other income (loss), net	(90)	(117)	106	(53)
Interest income	3	17	164	244
Interest expense	(235)	(181)	(1,902)	(808)
Loss on extinguishment of debt	—	—	(2,105)	—
Loss on fair value of interest rate swap	—	—	(6,732)	—
Loss from continuing operations before noncontrolling interest and income taxes	(14,798)	(1,214)	(36,817)	(5,771)
Noncontrolling interest	—	(20)	—	(20)
Benefit for income taxes	(1,646)	(769)	(3,248)	(749)
Loss from continuing operations	(13,152)	(465)	(33,569)	(5,042)
Income (loss) from discontinued operations, net of tax	259	—	(827)	6
Gain on sale of discontinued operations	1,219	2,044	8,195	2,016
Net income (loss)	$(11,674)	$1,579	$(26,201)	$(3,020)

Income (loss) per share:
Basic
Loss from continuing operations	$(0.36)	$(0.01)	$(0.92)	$(0.13)
Income from discontinued operations	0.04	0.05	0.20	0.05
Net income (loss)	$(0.32)	$0.04	$(0.72)	$(0.08)

Diluted
Loss from continuing operations	$(0.36)	$(0.01)	$(0.92)	$(0.13)
Income from discontinued operations	0.04	0.05	0.20	0.05
Net income (loss)	$(0.32)	$0.04	$(0.72)	$(0.08)

Weighted average shares used in computing income (loss) per share:
Basic	36,931	37,735	36,516	37,518
Diluted	36,931	39,787	36,516	37,518

WebMediaBrands Inc.
Unaudited Consolidated Condensed Balance Sheets
December 31, 2009 and 2010
 (in thousands, except share and per share amounts)

	December 31, 2009	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$15,012	$12,970
Accounts receivable, net of allowances of $90 and $10, respectively	500	581
Income taxes receivable	2,379	392
Prepaid expenses and other current assets	500	520
Total current assets	18,391	14,463

Property and equipment, net of accumulated depreciation of $1,800 and $1,556, respectively	1,086	728
Intangible assets, net of accumulated amortization of $17 and $209, respectively	990	1,535
Goodwill	9,495	10,261
Investments and other assets	1,051	1,005
Assets held for sale	2,000	—
Total assets	$33,013	$27,992

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$566	$1,210
Accrued payroll and related expenses	811	424
Accrued expenses and other current liabilities	2,516	1,447
Deferred revenues	955	817
Total current liabilities	4,848	3,898

Loan from related party	6,197	5,947
Deferred revenues	92	19
Deferred income taxes	1,122	410
Other long-term liabilities	586	57
Total liabilities	12,845	10,331

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 4,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 75,000,000 shares authorized, 37,060,723 and 37,986,851 shares issued at December 31, 2009 and 2010, respectively	371	380
Additional paid-in capital	280,556	281,087
Accumulated deficit	(260,680)	(263,700)
Treasury stock, 65,000 shares, at cost	(106)	(106)
Accumulated other comprehensive income	27	—
Total stockholders’ equity	20,168	17,661
Total liabilities and stockholders’ equity	$33,013	$27,992

WebMediaBrands Inc.
Unaudited Consolidated Condensed Statements of Cash Flows
For the Years Ended December 31, 2009 and 2010 (in thousands)
	Year Ended December 31,
	2009	2010
Cash flows from operating activities:
Net loss	$(26,201)	$(3,020)
Less: Income (loss) from discontinued operations, net of tax	(827)	6
Less: Gain on sale of discontinued operations	8,195	2,016
Loss from continuing operations	(33,569)	(5,042)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on fair value of interest rate swap	6,732	—
Impairment	13,296	319
Depreciation and amortization	1,031	629
Stock-based compensation	2,090	211
Provision for losses on accounts receivable	9	—
Other, net	230	132
Amortization of debt issuance costs	19	61
Noncontrolling interest	—	20
Loss on extinguishment of debt	2,105	—
Deferred income taxes	(3,978)	(767)
Excess tax benefit from stock-based compensation	(3,969)	—
Changes in current assets and liabilities (net of businesses acquired):
Accounts receivable, net	(58)	(80)
Prepaid expenses and other assets	4,474	(26)
Income tax receivable	174	1,987
Accounts payable, accrued expenses and other liabilities	(3,133)	(1,079)
Deferred revenues	(265)	(211)
Discontinued operations	602	21
Net cash used in operating activities	(14,210)	(3,825)
Cash flows from investing activities:
Purchases of property and equipment	(570)	(78)
Acquisitions of businesses, assets and other	(2,678)	(1,437)
Proceeds from sale of discontinued operations, net	106,806	1,700
Proceeds from sale of assets	—	1,546
Discontinued operations	(217)	—
Net cash provided by investing activities	103,341	1,731
Cash flows from financing activities:
Borrowings from related party	7,197	—
Settlement of interest rate swap	(6,732)	—
Debt issuance costs	(364)	(9)
Repayment of borrowings from related party	(1,000)	(250)
Repayment of borrowings under credit facilities	(81,213)	—
Proceeds from exercise of stock options	275	306
Excess tax benefit from stock-based compensation	3,969	—
Net cash provided by (used in) financing activities	(77,868)	47
Effect of exchange rates on cash	(6)	5
Net increase (decrease) in cash and cash equivalents	11,257	(2,042)
Cash and cash equivalents, beginning of year	3,755	15,012
Cash and cash equivalents, end of year	$15,012	$12,970
Supplemental disclosures of cash flow:
Cash refund of income taxes, net	$1,320	$2,080
Cash paid for interest	$1,855	$785

About WebMediaBrands Inc.

WebMediaBrands Inc. is a leading Internet media company that provides content, education and career services to media and creative professionals through a portfolio of vertical online properties, communities and trade shows. The Company’s online business includes: (i) mediabistro.com, a leading blog network providing content, education, community and career resources (including the industry’s leading online job board) about major media industry verticals including new media, social media, Facebook, TV news, sports news, advertising, public relations, publishing, design, mobile and the Semantic Web; and (ii) a leading network of online properties, including BrandsoftheWorld.com and AdsoftheWorld.com, providing content, education, community, career and other resources for creative and design professionals. The Company’s online business also includes community, membership and e-commerce offerings including a freelance listing service, a marketplace for designing and purchasing logos and premium membership services.  The Company’s trade show and educational offerings include conferences, online and in-person courses and video subscription libraries on topics covered by the Company’s online business.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example: general economic conditions; the competitive environment in which WebMediaBrands competes; and the unpredictability of WebMediaBrands’s future revenues, expenses, cash flows and stock prices.  For a more detailed discussion of such risks and uncertainties, refer to WebMediaBrands’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and WebMediaBrands assumes no obligation to update the forward-looking statements after the date hereof, except as required by law.

All current WebMediaBrands press releases can be found online at www.webmediabrands.com/corporate/press.html

For information on WebMediaBrands contact:

Amanda Barrett
Director of Marketing
212-547-7879
press@webmediabrands.com